Exhibit 4.19

AMENDMENT NO. 1

TO

DECLARATION OF TRUST

THIS AMENDMENT NO. 1, dated as of June 28, 2004 (the “Amendment”), to the Declaration of Trust, dated as of November 14, 2001 (the “Declaration of Trust”), between The St. Paul Travelers Companies, Inc. (formerly known as The St. Paul Companies, Inc.), a Minnesota corporation, as sponsor (the “Sponsor”), and Chase Manhattan Bank USA, National Association, a national banking association, as Delaware Trustee (the “Delaware Trustee”), and Bruce A. Backberg, as trustee (the “Administrative Trustee”, and, together with the Delaware Trustee, the “Trustees”), with respect to the Delaware Statutory Trust known as St. Paul Capital Trust II (the “Trust”).

WHEREAS, the Sponsor and the Trustees entered into the Declaration of Trust pursuant to which the Trust was formed;

WHEREAS, the Sponsor desires to amend the Declaration of Trust to change the name of the Trust as set forth in this Amendment and to replace one of the attorneys-in-fact appointed in the Declaration of Trust;

NOW THEREFORE, in consideration of the recitals set forth above, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.           The Amendments.

(a)           The name of the Trust shall be changed from “St. Paul Capital Trust II” to “St. Paul Travelers Capital Trust II”.  Each reference in the Declaration of Trust to “St. Paul Capital Trust II” shall be replaced with “St. Paul Travelers Capital Trust II.”

(b)           Section 5 of the Declaration of Trust is amended by removing Thomas Bergmann, as attorney-in-fact, and replacing him with Paul H. McDonough.  The Sponsor hereby appoints Paul H. McDonough as such attorney-in-fact.

(c)           Upon the effectiveness of this Amendment, the Trustees shall execute and file with the Delaware Secretary of State a Certificate of Amendment to the Certificate of Trust of the Trust in the form of Exhibit A attached hereto.

SECTION 2.           Effect of Amendment.

This Amendment shall be effective and the Declaration of Trust shall be deemed to be modified and amended in accordance herewith upon the receipt by the parties hereto of counterparts hereof executed and delivered on behalf of each of the parties hereto.  The respective rights, limitations, obligations, duties, liabilities and immunities of the Sponsor and the Trustees shall hereafter be determined, exercised and enforced subject in all respects to this Amendment, and all the terms and conditions of the Declaration of Trust for any and all purposes.  The Declaration of Trust, as amended hereby, is hereby ratified and confirmed in all respects.

SECTION 3.           Counterparts.

This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed shall be an original but all of which shall constitute but one and the same instrument.

SECTION 4.           Governing Law.

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

SECTION 5.           Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions of this Amendment.

SECTION 6.           Section Headings.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Trustor and the Trustees have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

THE ST. PAUL TRAVELERS COMPANIES, INC., as Sponsor

By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg
Title: Senior Vice President and Corporate Secretary

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee

By:	/s/ John J. Cashin
Name: John J. Cashin
Title: Vice President

By:	/s/ Bruce A. Backberg
Name: Bruce A. Backberg, as Administrative Trustee

EXHIBIT A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
ST. PAUL CAPITAL TRUST II

THIS Certificate of Amendment to Certificate of Trust (the “Amendment”) of St. Paul Capital Trust II (the “Trust”) is being duly executed and filed on behalf of the Trust by each of the undersigned, as trustees, to amend the Certificate of Trust of the Trust which was filed on November 14, 2001 (the “Certificate of Trust”), with the Secretary of State of the State of Delaware under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

1.             Name.     The name of the statutory trust amended hereby is St. Paul Capital Trust II.

2.             Amendment.         The Certificate of Trust is hereby amended by changing the name of the Trust to St. Paul Travelers Capital Trust II.

3.             Effective Date.  This Amendment shall be effective upon filing.

IN WITNESS WHEREOF, each of the undersigned, as trustees of the Trust, have executed this Amendment in accordance with Section 3811(a)(2) of the Act.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, as Delaware Trustee

By:
Name:
Title:

By:
Name: Bruce A. Backberg, as Administrative Trustee